EXHIBIT 99.1

Outdoor Channel Holdings Reports Second Quarter 2012 Results

Second Quarter Advertising Revenue Increases 19%; Improved Operating Results at All Three Segments Drive Significant Adjusted EBITDA Gain

TEMECULA, Calif., Aug. 7, 2012 (GLOBE NEWSWIRE) -- Outdoor Channel Holdings, Inc. (Nasdaq:OUTD) today reported its financial results for the second quarter ended June 30, 2012.

Total revenues for the quarter were $16.3 million, an increase of 12% compared with $14.5 million in the second quarter of 2011 due primarily to a 15% increase in revenues at the Company's core Outdoor Channel Network segment. Advertising revenue for the quarter was $8.7 million, an increase of 19% percent from $7.3 million in the second quarter of 2011 driven largely by the debut of Major League Fishing, along with solid gains in other endemic revenues and gains in its digital and long-form revenues. Subscriber fees for the quarter were $5.4 million, an increase of 8%, driven by a combination of rate increases and reduced amortization of subscriber acquisition costs. Production Services revenue, after intersegment eliminations, totaled $2.2 million for the quarter, essentially unchanged from the second quarter of 2011.

The Company's operating loss for the second quarter 2012 was $89,000 compared to an operating loss of $1.6 million in the second quarter of 2011. The improvement in the Company's operating income was primarily attributable to improved results at its core network segment.

The Company reported a consolidated net loss for the 2012 second quarter of $62,000, or ($0.00) per basic and diluted share, compared to a net loss of $859,000, or ($0.03) per basic and diluted share, in the second quarter of 2011.

"We generated strong revenue growth during the second quarter and all three of our business segments recorded improved bottom-line results. We achieved this through a record high second quarter revenue performance at the Channel, fueled by our Major League Fishing venture and higher endemic advertising, along with reduced operating costs at our Winnercomm and Aerial Cameras segments as our prior initiatives to drive greater efficiencies at those segments begin to produce results," said Tom Hornish, President & Chief Executive Officer. "Our Outdoor Channel Network distribution has grown to 38.1 million homes according to Nielsen, a 12% gain from a year ago levels. During the second half of the year, we plan to continue spending more on the marketing of the Channel as part of our focus on further growing our leadership position, expanding our audience and driving shareholder value."

Review of Segment Operating Results

The Outdoor Channel ("TOC") posted operating income of $660,000 for the quarter compared to operating income of $189,000 for the second quarter of 2011. The increased operating income was driven primarily by increased advertising revenue and reduced selling, general and administrative expenses as a result of corporate succession related changes in the first quarter of this year.

The Production Services unit posted an operating loss for the quarter, before the effect of intercompany eliminations, of $190,000 compared to an operating loss of $828,000 for the second quarter of 2011. The significantly reduced loss was primarily the result of second quarter 2011 staffing reductions and reorganizations put in place over the past twelve months and reduced facility related expenses.

The Aerial Cameras unit posted an operating loss of $673,000 for the quarter compared to an operating loss of $1.0 million for the second quarter of 2011 on lower legal expense related to its ActionCam litigation and operating efficiencies from its September 2011 office relocations.

Consolidated earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense (adjusted EBITDA), was $1.5 million for the quarter, compared to negative $79,000 in the prior-year period. TOC's adjusted EBITDA totaled $1.9 million for the quarter compared to $1.2 million in the prior-year period, a 54% increase. Production Services' adjusted EBITDA, before intercompany eliminations, was $52,000 for the quarter compared to negative $497,000 in the prior-year period and Aerial Cameras' adjusted EBITDA was negative $415,000 for the quarter compared to negative $787,000 in the prior-year on reduced facility and legal costs.

Investor Conference Call

Outdoor Channel Holdings' management will host an investor conference call on August 7, 2012, at 2:30 p.m. PT (5:30 p.m. ET) to review the Company's financials and operations for its second quarter ended June 30, 2012. Investment professionals and shareholders are invited to participate in the live call by dialing 866-770-7120 (domestic) or 617-213-8065 (international) and using participant passcode 55299488. The call will be open to all other interested parties through a live, listen-only audio Internet broadcast in the Investor Relations section of the Company's Web site, www.outdoorchannel.com.

For those who are not available to listen to the live broadcast, the call will be archived online for one year. A telephonic playback of the conference call also will be available through Tuesday, August 14, 2012, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 20029462.

About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America's Leader in Outdoor TV, and Winnercomm Inc., an Emmy Award winning production and interactive company. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, off-road motorsports, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm Inc. is one of America's leading and highest quality producers of live sporting events and sports series for cable and broadcast television. Outdoor Channel Holdings, Inc. also owns and operates the SkyCam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football. For more information please visit http://www.outdoorchannel.com.

Nielsen Media Research Universe Estimates for Outdoor Channel

Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 38.1 million cable and satellite subscribers for August 2012. Please note that this estimate regarding Outdoor Channel's subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.

Use of Non-GAAP Financial Information

This press release includes "non-GAAP financial measures" within the meaning of the Securities and Exchange Commission rules. The Company believes that earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense ("Adjusted EBITDA)", provides greater comparability regarding its ongoing operating performance and is helpful as an indicator of the current financial performance of the Company and its capacity to generate operating cash and operationally fund capital expenditures and working capital requirements. Management believes this information is also used by analysts and investors to evaluate the Company's operating performance without regard to such items as depreciation and amortization and taxes.  Adjusted EBITDA is not intended to be considered in isolation or as a substitute for net income or loss calculated in accordance with U.S. GAAP. A reconciliation of the Company's U.S. GAAP net loss to Adjusted EBITDA is provided in the attached table.

Safe Harbor Statement

Statements in this news release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the Company resulting from the Company's current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The Company's actual results could differ materially from those discussed in any forward-looking statements. The Company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) changes in Nielsen methodology and estimates; (3) a decline in the number of viewers from having Outdoor Channel placed in less popular cable or satellite packages, or increases in subscription fees, established by the service providers; (4) increased competition in demand in price from broadcast networks; (5) a decrease in advertising revenue as a result of a deterioration in general economic conditions; and other factors which are discussed in the Company's filings with the Securities and Exchange Commission. For these forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
Revenues:	(unaudited)		(unaudited)
Advertising	$ 8,731	$ 7,313	$ 16,166	$ 14,898
Subscriber fees	5,385	4,995	10,561	9,742
Production services	2,161	2,219	3,871	4,699

Total revenues	16,277	14,527	30,598	29,339

Cost of services:
Programming	2,677	1,935	4,475	3,565
Satellite transmission fees	431	400	860	799
Production and operations	3,892	3,919	8,033	8,472
Other direct costs	239	72	250	164

Total cost of services	7,239	6,326	13,618	13,000

Other expenses:
Advertising	1,586	1,170	2,234	1,475
Selling, general and administrative	6,804	7,899	15,357	16,182
Depreciation and amortization	737	698	1,469	1,444

Total other expenses	9,127	9,767	19,060	19,101

Total operating expenses	16,366	16,093	32,678	32,101

Loss from operations	(89)	(1,566)	(2,080)	(2,762)

Interest and other income, net	18	8	37	17

Loss before income taxes	(71)	(1,558)	(2,043)	(2,745)

Income tax benefit	(9)	(699)	(823)	(1,056)

Net loss	(62)	(859)	(1,220)	(1,689)
Net loss attributable to noncontrolling interest	--	--	--	--

Net loss attributable to Outdoor Channel Holdings, Inc.	$ (62)	$ (859)	$ (1,220)	$ (1,689)

Loss per common share data:
Basic	$ (0.00)	$ (0.03)	$ (0.05)	$ (0.07)
Diluted	$ (0.00)	$ (0.03)	$ (0.05)	$ (0.07)

Weighted average number of common shares outstanding
Basic	25,235	24,799	25,065	24,648
Diluted	25,235	24,799	25,065	24,648

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Segment Operating Results
(in thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Revenues

TOC	$ 14,116	$ 12,308	$ 26,727	$ 24,640
Production Services	1,394	1,577	2,411	3,406
Aerial Cameras	1,111	1,058	2,216	2,293
Eliminations	(344)	(416)	(756)	(1,000)
Total revenues	$ 16,277	$ 14,527	$ 30,598	$ 29,339

Cost of Services

TOC	$ 5,373	$ 4,323	$ 10,186	$ 8,738
Production Services	1,236	1,468	2,203	3,137
Aerial Cameras	1,088	1,051	2,069	2,141
Eliminations	(458)	(516)	(840)	(1,016)
Total cost of services	$ 7,239	$ 6,326	$ 13,618	$ 13,000

Other Expenses

TOC	$ 8,083	$ 7,796	$ 16,812	$ 15,436
Production Services	348	937	779	1,742
Aerial Cameras	696	1,034	1,469	1,923
Eliminations	--	--	--	--
Total other expenses	$ 9,127	$ 9,767	$ 19,060	$ 19,101

Income (Loss) from Operations

TOC	$ 660	$ 189	$ (271)	$ 466
Production Services	(190)	(828)	(571)	(1,473)
Aerial Cameras	(673)	(1,027)	(1,322)	(1,771)
Eliminations	114	100	84	16
Income from operations	$ (89)	$ (1,566)	$ (2,080)	$ (2,762)

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of U.S. GAAP Measures to U.S. Non-GAAP Measures
(unaudited, in thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011

Net loss	$ (62)	$ (859)	$ (1,220)	$ (1,689)

Add/Subtract:
Interest and other income, net	(18)	(8)	(37)	(17)
Income tax	(9)	(699)	(823)	(1,056)
Depreciation and amortization	737	698	1,469	1,444

EBITDA	$ 648	$ (868)	$ (611)	$ (1,318)

Adjusted for:

Share-based compensation expense	847	789	1,691	1,576

EBITDA as adjusted for share-based compensation expense	$ 1,495	$ (79)	$ 1,080	$ 258

Summary of Cost of Services
Share-based compensation expense	$ 62	$ 62	$ 117	$ 119
Cost of services	7,177	6,264	13,501	12,881
Total cost of services	$ 7,239	$ 6,326	$ 13,618	$ 13,000

Summary of Selling, General and Administrative
Share-based compensation expense	$ 785	$ 727	$ 1,574	$ 1,457
Selling, general and administrative	6,019	7,172	13,783	14,725
Total selling, general and administrative	$ 6,804	$ 7,899	$ 15,357	$ 16,182

Summary of Other Income
Interest income	$ 39	$ 30	$ 77	$ 61
Interest and other expense	(21)	(22)	(40)	(44)
Total other income	$ 18	$ 8	$ 37	$ 17

EBITDA, as adjusted, by Segment
TOC	$ 1,858	$ 1,205	$ 2,111	$ 2,552
Production Services *	52	(497)	(222)	(993)
Aerial Cameras	(415)	(787)	(809)	(1,301)

EBITDA as adjusted for share-based compensation expense	$ 1,495	$ (79)	$ 1,080	$ 258

* - eliminations included in Production Services segment

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2012	December 31, 2011
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$ 20,330	$ 19,498
Investment in available-for-sale securities	38,254	40,049
Accounts receivable, net of allowance for doubtful accounts	9,947	13,657
Other current assets	15,494	14,066
Total current assets	84,025	87,270

Property, plant and equipment, net	12,070	11,875
Goodwill and amortizable intangible assets, net	43,431	43,538
Investments in auction-rate securities	4,967	4,940
Deferred tax assets, net	826	754
Deposits and other assets	487	809

Totals	$ 145,806	$ 149,186

Liabilities and Stockholders' Equity

Current liabilities	$ 11,960	$ 14,955
Long-term liabilities	869	906
Total liabilities	12,829	15,861

Total Outdoor Channel Holdings, Inc. stockholders' equity	132,977	133,325
Noncontrolling interest	--	--
Total equity	132,977	133,325

Totals	$ 145,806	$ 149,186

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended June 30,
	2012	2011

Operating activities:
Net loss	$ (1,220)	$ (1,689)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,469	1,444
Amortization of subscriber acquisition fees	952	798
Loss (gain) on sale of equipment	(6)	29
Provision for doubtful accounts	(29)	151
Share-based employee and director compensation	1,691	1,576
Deferred tax provision (benefit), net	279	(1,253)

Changes in operating assets and liabilities:
Accounts receivable	3,739	7,036
Income tax refund receivable and payable, net	(3,111)	(2,410)
Programming and production costs	(1,028)	(979)
Other current assets	(54)	62
Deposits and other assets	92	3
Subscriber acquisition fees	(13)	(191)
Accounts payable and accrued expenses	(2,246)	(3,322)
Deferred revenue	382	(27)
Deferred obligations	102	1
Unfavorable lease obligations	(80)	(73)
Net cash provided by operating activities	919	1,156

Investing activities:
Purchases of property, plant and equipment	(1,163)	(843)
Purchase of intangibles	--	(85)
Proceeds from sale of equipment	127	--
Purchases of available-for-sale securities	(44,274)	(38,134)
Proceeds from sale of available-for-sale and auction-rate securities	46,069	42,054
Net cash provided by investing activities	759	2,992

Financing activities:
Purchase of treasury stock	(846)	(800)
Net cash used in financing activities	(846)	(800)

Net increase in cash and cash equivalents	832	3,348
Cash and cash equivalents, beginning of period	19,498	32,578
Cash and cash equivalents, end of period	$ 20,330	$ 35,926

Supplemental disclosure of cash flow information:
Income taxes paid	$ 2,003	$ 2,567

Supplemental disclosure of non-cash investing and financing activities:
Effect of net increase in fair value of available-for-sale and auction-rate securities	$ 27	$ 25
Property, plant and equipment costs incurrred but not paid	$ 496	$ 9
CONTACT: For Company:
         Tom Allen
         Executive Vice President, Chief Operating Officer / Chief
         Financial Officer
         951-699-6991, ext. 287
         tallen@outdoorchannel.com

         For Investors:
         Brad Edwards
         Brainerd Communicators, Inc.
         212-986-6667
         edwards@braincomm.com

         For Media:
         Nancy Zakhary
         Brainerd Communicators, Inc.
         212-986-6667
         nancy@braincomm.com